Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER AND
FISCAL YEAR 2023 FINANCIAL RESULTS

Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – October 12, 2023 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company that specializes in moissanite and lab grown diamonds, reported financial results for the fourth quarter ended June 30, 2023 (“Fourth Quarter Fiscal 2023”).

Management Commentary

“While the challenging macroeconomic backdrop and weakened consumer outlook created significant headwinds on the jewelry and gemstone industry, and on the Company’s Q4 and fiscal year 2023 revenues, the Company’s cash position remained strong at $15.6 million. The downward pricing pressure on moissanite and lab grown diamond impacted margins and, as a result, the Company recently reevaluated its supply chain, gemstone cost, pricing methodology and go-to-market strategy,” said Don O’Connell, President and CEO of the Company.

“We firmly believe that our proactive measures, combined with our unwavering determination, will enable us to overcome the obstacles that we and the industry have encountered and pave the way for a brighter future. We are confident that our long-term business strategy will create long-term value for our shareholders. As we continue to look ahead, we remain optimistic and excited about the future prospects of the Company and our commitment to the Company’s strategic initiatives,” concluded O’Connell.

Recent Corporate Highlights

•	Hosted a private/invite-only Spring Preview in New York City in April, with more than 30 editors and influencers from well-known publications and websites such as The Knot, NBCU, Today, and US Weekly to showcase its new expanded fine jewelry styles;
•	Expanded its assortment of new Forever OneTM moissanite and Caydia® lab grown diamond fine jewelry styles on charlesandcolvard.com across all categories including its: Signature Collection in both moissanite and lab grown diamond; Exotics Collection in both moissanite and lab grown diamond; Made in Color Collection in lab grown diamond; fashion jewelry assortment in both moissanite and lab grown diamond; and unisex bands in lab grown diamond;

•	Launched a Successful Mother’s Day campaign on charlesandcolvard.com;
•	Launched a Father’s Day campaign on charlesandcolvard.com as the Company expanded its customer base to highlight men’s and unisex jewelry—the first strictly men’s promotion that the Company has completed;
•	Launched the Company’s new owned B2B web property, charlesandcolvarddirect.com, selling loose moissanite gems—Forever OneTM and Moissanite by Charles & Colvard®—to select retailers;
•	Launched 3 new dropship partnerships featuring Moissanite by Charles & Colvard® fine jewelry;
•	Launched an ad campaign in May and June promoting the Company’s Signature Showroom in the local Midtown Magazine;
•	Attended JCK in Las Vegas in June to engage with its customers and its vendors in support of growing its customer base and product assortment;
•	Showcased and highlighted its brand at the Direct Selling Association’s annual conference in Scottsdale, Arizona in June to further build its brand awareness and establish non-traditional partnerships;
•	Appeared in 34 brand and product placements and 23 features, including notable outlets such as Marie Claire, The Hollywood Reporter, Brides, JCK, The Knot and AC Magazine; and
•	Increased revenue on its moissaniteoutlet.com owned web property by 64% for the quarter.

Financial Summary for Fourth Quarter Fiscal 2023

(Quarter Ended June 30, 2023 Compared to Quarter Ended June 30, 2022)

●	Net sales of $5.6 million for the quarter, a decrease of 40% from $9.3 million in the year-ago quarter.
●	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, charlesandcolvarddirect.com, third-party online marketplaces, drop-ship retail and other pure-play e-commerce outlets, net sales of $4.2 million, a decrease of 27% from the year-ago quarter, representing 75% of total net sales for the quarter, compared to $5.7 million, or 62% of total net sales in the year-ago quarter.
●	In the Traditional segment, which consists of wholesale and brick-and-mortar customers, net sales of $1.4 million, a decrease of 61% from the year-ago quarter, representing 25% of total net sales for the quarter, compared to $3.6 million, or 38% of total net sales, in the year-ago quarter.
●	Finished jewelry net sales of $4.7 million, a decrease of 23% for the quarter, compared to $6.1 million in the year-ago quarter.
●	Loose jewel net sales decreased 73% to $0.9 million for the quarter, compared to $3.2 million in the year-ago quarter.
●	Cost of goods sold increased 92% to $10.6 million for the quarter, compared to $5.5 million in the year-ago quarter. The current quarter included a $5.9 million inventory write-down of certain moissanite and lab-grown diamond raw material and gems.

●	Gross loss was $5.0 million for the quarter, compared to gross profit of $3.8 million in the year-ago quarter. The current quarter included a $5.9 million inventory write-down of certain moissanite and lab-grown diamond raw material and gems.
●	Operating expenses increased 16% to $4.3 million for the quarter, compared to $3.7 million in the year-ago quarter, primarily due to increased investment in marketing strategies and new initiatives.
●	Net loss was $9.3 million, or $0.30 loss per diluted share for the quarter, compared to net income of $0.04 million, or $0.00 earnings per diluted share, in the year-ago quarter. The current quarter included a $5.9 million inventory write-down referred to above.
●	Weighted average diluted shares outstanding were 30.3 million for the quarter, compared to 31.2 million in the year-ago quarter.

Financial Summary for Fiscal Year 2023

•	Net sales decreased 31% to $29.9 million for the fiscal year ended June 30, 2023, compared to $43.1 million in the year-ago period.
•	Online Channels segment net sales decreased 20% year over year to $21.5 million, representing 72% of total net sales, for the fiscal year ended June 30, 2023, compared to $26.8 million, or 62% of total net sales in the year-ago period.
•	Traditional segment net sales decreased 48% year over year to $8.5 million, representing 28% of total net sales, for the fiscal year ended June 30, 2023, compared to $16.3 million, or 38% of total net sales, in the year-ago period.
•	Finished jewelry net sales decreased 19% to $24.0 million for the fiscal year ended June 30, 2023, compared to $29.7 million in the year-ago period.
•	Loose jewel net sales were $6.0 million for the fiscal year ended June 30, 2023, a decrease of 55%, compared to $13.4 million in the year-ago period.
●	Cost of goods sold increased 10% to $25.2 million for the fiscal year ended June 30, 2023, compared to $22.8 million in the year-ago period.
•	Gross profit was $4.7 million for the fiscal year ended June 30, 2023, compared to $20.2 million in the year ago period. The current period included a $5.9 million inventory write-down of certain moissanite and lab-grown diamond raw material and gems.
•	Operating expenses increased 8% to $18.7 million for the fiscal year ended June 30, 2023, compared to $17.4 million in the year-ago period.
•	Net loss was $19.6 million, or $0.64 loss per diluted share, for the fiscal year ended June 30, 2023, compared to net income of $2.4 million, or $0.08 earnings per diluted share, in the year-ago period. The current period included a $5.9 million inventory write-down referred to above and income tax expense of $5.9 million, which is related to the establishment of a deferred tax asset valuation allowance.
•	Weighted average shares outstanding on a diluted basis were 30.4 million for the fiscal year ended June 30, 2023, compared to 31.3 million in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $15.6 million as of June 30, 2023, representing a decrease of $5.6 million from $21.2 million as of June 30, 2022. Total inventory decreased to $26.8 million as of June 30, 2023, down from $33.5 million as of June 30, 2022. The Company had no debt outstanding as of June 30, 2023.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the quarter and fiscal year ended June 30, 2023 at 4:30 p.m. ET on Thursday, October 12, 2023.

Live Call-In Information: Interested parties can access the conference call by dialing (844) 875-6912 (U.S. toll-free) or (412) 317-6708 (international) and asking to be joined into the Charles & Colvard call.

Live Webcast Information: Interested parties can access the conference call and accompanying presentation slides via a live webcast, which is available in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events or https://www.webcaster4.com/Webcast/Page/346/49015.

A replay of this conference call will be available until October 19, 2023 at (877) 344-7529 (U.S. toll-free) or (412) 317-0088 (international). The replay conference code is 2485294. A webcast replay will be available in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, not MinedTM above ground gemstones and a dedication to 100% recycled precious metals. Their Forever One™ moissanite and Caydia® lab grown diamond brands provide exceptional quality, incredible value and a conscious approach to bridal, high fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park region. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) we face intense competition in the worldwide gemstone and jewelry industry; (4) our information technology, or IT, infrastructure, and our network has been and may be impacted by a cyber-attack or other security incident as a result of the rise of cybersecurity events; (5) constantly evolving privacy regulatory regimes are creating new legal compliance challenges; (6) we have historically been dependent on a single supplier for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (11) the effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results, and cash flows are uncertain; (12) seasonality of our business may adversely affect our net sales and operating income; (13) our operations could be disrupted by natural disasters; (14) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (15) our current customers may potentially perceive us as a competitor in the finished jewelry business; (16) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (17) governmental regulation and oversight might adversely impact our operations; (18) the execution of our business plans could significantly impact our liquidity; (19) we are subject to arbitration, litigation and demands, which could result in significant liability and costs, and impact our resources and reputation; (20) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (21) negative or inaccurate information on social media could adversely impact our brand and reputation; (22) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (23) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (24) environmental, social, and governance matters may impact our business, reputation, financial condition, and results of operations; (25) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (26) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock; (27) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our Company; and (28) we cannot guarantee that our share repurchase program will be utilized to the full value approved, or that it will enhance long-term stockholder value and repurchases we consummate could increase the volatility of the price of our common stock and could have a negative impact on our available cash balance, in addition to the other risks and uncertainties described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission, or SEC, that discuss other factors relevant to our business.

Company Contact:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

Investor Contact: Lytham Partners, Robert Blum, Managing Partner; Adam Lowensteiner, Vice President, (646) 829-9702, cthr@lythampartners.com

- Financial Tables Follow –

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Net sales	$5,564,231	$9,303,743	$29,946,234	$43,089,024
Cost of goods sold	10,561,473	5,498,676	25,212,383	22,845,702
Gross (loss) profit	(4,997,242)	3,805,067	4,733,851	20,243,322
Operating expenses:
Sales and marketing	2,970,983	2,679,364	13,686,049	12,421,138
General and administrative	1,369,034	1,068,296	5,023,822	4,948,980
Total operating expenses	4,340,017	3,747,660	18,709,871	17,370,118
(Loss) Income from operations	(9,337,259)	57,407	(13,976,020)	2,873,204
Other income (expense):
Interest income	128,327	17,313	297,262	19,277
Loss on foreign currency exchange	-	-	-	(34)
Total other income, net	128,327	17,313	297,262	19,243
(Loss) Income before income taxes	(9,208,932)	74,720	(13,678,758)	2,892,447
Income tax expense	(43,881)	(33,950)	(5,902,036)	(518,532)
Net (loss) income	$(9,252,813)	$40,770	$(19,580,794)	$2,373,915

Net (loss) income per common share:
Basic	$(0.30)	$0.00	$(0.64)	$0.08
Diluted	$(0.30)	$0.00	$(0.64)	$0.08

Weighted average number of shares used in computing net (loss) income per common share:
Basic	30,344,954	30,534,331	30,376,745	30,363,076
Diluted	30,344,954	31,224,390	30,376,745	31,316,028

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,446,532	$15,668,361
Restricted cash	5,122,379	5,510,979
Accounts receivable, net	380,085	2,220,816
Inventory, net	7,476,046	11,024,276
Note receivable	250,000	250,000
Prepaid expenses and other assets	901,354	1,190,012
Total current assets	24,576,396	35,864,444
Long-term assets:
Inventory, net	19,277,530	22,488,524
Property and equipment, net	2,491,569	1,901,176
Intangible assets, net	305,703	265,730
Operating lease right-of-use assets	2,183,232	2,787,419
Deferred income taxes, net	-	5,851,904
Other assets	49,658	49,658
Total long-term assets	24,307,692	33,344,411
TOTAL ASSETS	$48,884,088	$69,208,855

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,786,155	$4,401,229
Operating lease liabilities, current portion	880,126	856,571
Accrued expenses and other liabilities	1,395,479	1,546,483
Total current liabilities	7,061,760	6,804,283
Long-term liabilities:
Noncurrent operating lease liabilities	2,047,742	2,846,805
Total long-term liabilities	2,047,742	2,846,805
Total liabilities	9,109,502	9,651,088
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 30,912,108 shares issued and 30,523,705 shares outstanding at June 30, 2023 and 30,778,046 shares issued and 30,747,759 shares outstanding at June 30, 2022	57,242,211	57,242,211
Additional paid-in capital	26,205,919	25,956,491
Treasury stock, at cost, 388,403 shares and 30,287 shares at June 30, 2023 and 2022, respectively	(489,979)	(38,164)
Accumulated deficit	(43,183,565)	(23,602,771)
Total shareholders’ equity	39,774,586	59,557,767
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,884,088	$69,208,855

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(19,580,794)	$2,373,915
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	653,157	479,308
Stock-based compensation	249,428	774,341
Provision for uncollectible accounts	98,000	14,000
Recovery of sales returns	(23,000)	(84,000)
Inventory write-downs	6,004,000	195,000
Recovery of accounts receivable discounts	(4,496)	(4,285)
Deferred income taxes	5,851,904	498,926
Changes in operating assets and liabilities:
Accounts receivable	1,770,227	(484,457)
Inventory	755,224	(4,535,080)
Prepaid expenses and other assets, net	892,845	926,780
Accounts payable	384,926	1,626,856
Accrued income taxes	-	(9,878)
Accrued expenses and other liabilities	(926,512)	(1,198,873)
Net cash (used in) provided by operating activities	(3,875,091)	572,553

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,229,571)	(1,496,471)
Payments for intangible assets	(53,952)	(64,188)
Net cash used in investing activities	(1,283,523)	(1,560,659)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(451,815)	(38,164)
Stock option exercises	-	758,659
Net cash (used in) provided by financing activities	(451,815)	720,495

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(5,610,429)	(267,611)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	21,179,340	21,446,951
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$15,568,911	$21,179,340

Supplemental disclosure of cash flow information:

Cash paid during the year for taxes	$5,900	$-

	June 30, 2023	June 30, 2022
Reconciliation to Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$10,446,532	$15,668,361
Restricted cash	5,122,379	5,510,979
	$15,568,911	$21,179,340

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales and product line gross profit (loss), or the excess of product line sales over product line cost of goods sold. The Company’s product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, leases, utilities, and corporate overhead allocations; freight out; inventory write-downs; and other inventory adjustments, comprising costs of quality issues, and damaged goods.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2023 is as follows:

	Three Months Ended June 30, 2023
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$3,950,598	$737,101	$4,687,699
Loose jewels	227,570	648,962	876,532
Total	$4,178,168	$1,386,063	$5,564,231

Product line cost of goods sold
Finished jewelry	$1,917,937	$846,802	$2,764,739
Loose jewels	82,447	320,398	402,845
Total	$2,000,384	$1,167,200	$3,167,584

Product line gross profit (loss)
Finished jewelry	$2,032,661	$(109,701)	$1,922,960
Loose jewels	145,123	328,564	473,687
Total	$2,177,784	$218,863	$2,396,647

Depreciation and amortization	$48,209	$127,663	$175,872

Capital expenditures	$249,340	$96,201	$345,541

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the three months ended June 30, 2022 is as follows:

	Three Months Ended June 30, 2022
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$4,879,657	$1,186,529	$6,066,186
Loose jewels	852,118	2,385,439	3,237,557
Total	$5,731,775	$3,571,968	$9,303,743

Product line cost of goods sold
Finished jewelry	$2,132,703	$1,051,674	$3,184,377
Loose jewels	332,228	1,329,565	1,661,793
Total	$2,464,931	$2,381,239	$4,846,170

Product line gross profit
Finished jewelry	$2,746,954	$134,855	$2,881,809
Loose jewels	519,890	1,055,874	1,575,764
Total	$3,266,844	$1,190,729	$4,457,573

Depreciation and amortization	$61,857	$67,253	$129,110

Capital expenditures	$191,141	$55,034	$246,175

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the year ended June 30, 2023 is as follows:

	Year Ended June 30, 2023
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$19,607,941	$4,377,673	$23,985,614
Loose jewels	1,884,939	4,075,681	5,960,620
Total	$21,492,880	$8,453,354	$29,946,234

Product line cost of goods sold
Finished jewelry	$9,214,749	$3,182,342	$12,397,091
Loose jewels	705,576	2,039,401	2,744,977
Total	$9,920,325	$5,221,743	$15,142,068

Product line gross profit
Finished jewelry	$10,393,192	$1,195,331	$11,588,523
Loose jewels	1,179,363	2,036,280	3,215,643
Total	$11,572,555	$3,231,611	$14,804,166

Depreciation and amortization	$215,978	$437,179	$653,157

Capital expenditures	$423,150	$806,421	$1,229,571

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

Summary financial information by reportable segment for the year ended June 30, 2022 is as follows:

	Year Ended June 30, 2022
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$23,539,347	$6,172,883	$29,712,230
Loose jewels	3,240,702	10,136,092	13,376,794
Total	$26,780,049	$16,308,975	$43,089,224

Product line cost of goods sold
Finished jewelry	$9,837,830	$4,094,870	$13,932,700
Loose jewels	1,209,832	4,959,958	6,169,790
Total	$11,047,662	$9,054,828	$20,102,490

Product line gross profit
Finished jewelry	$13,701,517	$2,078,013	$15,779,530
Loose jewels	2,030,870	5,176,134	7,207,004
Total	$15,732,387	$7,254,147	$22,986,534

Depreciation and amortization	$235,643	$243,665	$479,308

Capital expenditures	$305,586	$1,190,885	$1,496,471

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the unaudited condensed consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2023	Year Ended June 30, 2023
Product line cost of goods sold by reportable segment	$3,167,584	$15,142,068
Non-capitalized manufacturing and production control expenses	550,263	2,210,494
Freight out	217,266	1,068,437
Inventory write-downs	5,885,000	6,004,000
Other inventory adjustments	741,360	787,384
Consolidated cost of goods sold	$10,561,473	$25,212,383

	Three Months Ended June 30, 2022	Year Ended June 30, 2022
Product line cost of goods sold by reportable segment	$4,846,170	$20,102,490
Non-capitalized manufacturing and production control expenses	417,679	1,661,207
Freight out	218,207	1,195,062
Inventory (reserve release) write-downs	(37,000)	195,000
Other inventory adjustments	53,620	(308,057)
Consolidated cost of goods sold	$5,498,676	$22,845,702